UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2025
TYSON FOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-14704	71-0225165
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2200 West Don Tyson Parkway,
Springdale,	Arkansas		72762-6999
(Address of Principal Executive Offices)			(Zip Code)
(479) 290-4000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class			Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	Par Value	$0.10	TSN	New York Stock Exchange
Class B stock is not publicly listed for trade on any exchange or market system. However, Class B stock is convertible into Class A stock on a share-for-share basis.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 2, 2025, Tyson Foods, Inc. (the “Company”) appointed Mr. Devin Cole as the Company’s Chief Operating Officer. Mr. Cole will report to Donnie King, the Company’s President and Chief Executive Officer, and will have responsibility over all business segments. Mr. Cole, 55, has more than three decades of experience in the industry. He previously served as Group President, Poultry & Global Business Unit since March 2025, after serving as President, International & Global McDonald’s since July 2024, and as President, Global McDonald’s since March 2024. Mr. Cole was also employed at the Company from 1995 to 2014, serving in various roles including as a Group Vice President and as Chief Commercial Officer. Prior to his return to the Company in 2024, Mr. Cole served as Chief Operating Officer at George’s Inc.

In connection with his appointment, the Company increased Mr. Cole’s annual base salary to $1,350,000. The Compensation and Leadership Development Committee of the Company’s Board of Directors increased Mr. Cole’s target annual incentive plan award to 160% of his annual base salary and approved an award to Mr. Cole under the Company’s 2000 Stock Incentive Plan consisting of a one-time grant of restricted stock units with a fair market value of $172,000 on the date of grant, which will vest equally on each of the first three anniversaries of the grant date. Mr. Cole participates in the Company’s long-term incentive program, with a current target annual long-term incentive award of $5,900,000, with the mix of such award being weighted at 25%, 25% and 50% among stock options, restricted stock units and performance stock, respectively.

There are no arrangements or understandings between Mr. Cole and any other persons pursuant to which Mr. Cole was selected as an officer of the Company, Mr. Cole has no family relationships with any of the Company’s directors or executive officers, and he is not a party to and does not have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Brady Stewart, Group President, Prepared Foods, Beef & Pork and Chief Supply Chain Officer, departed the Company, effective September 2, 2025. In connection with Mr. Stewart’s departure, the Company and Mr. Stewart entered into an agreement for the release of claims against the Company. Under that agreement, Mr. Stewart will be eligible for separation benefits under the Company’s Executive Severance Plan, which includes a vesting of his long-term incentive awards, pro-rated based on the time he was employed with the Company as a portion of the vesting period of each respective award, and an annual incentive plan payment for this fiscal year based on his target eligibility, the Company’s performance, and pro-rated for the time he was employed with the Company. He will also receive payment in an amount equal to two times his annual base salary, payable in installments over a 24-month period following his departure. Mr. Stewart’s agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending September 27, 2025. The foregoing payments and benefits are subject to Mr. Stewart’s release of claims against the Company and his reaffirmation of his commitment to comply with his existing restrictive covenants and confidentiality obligations.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File formatted in iXBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: September 5, 2025	By:	/s/ Curt T. Calaway

	Name:	Curt T. Calaway
	Title:	Chief Financial Officer

3